SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006 (March 13, 2006)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-13489	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 13, 2006, National HealthCare Corporation (NHC) issued a press release announcing that it reached an agreement with National Health Investors, Inc. (NHI) to end the use of NHC's senior officers as advisors to NHI.

Highlights of the new agreement include the resignation of two NHI officers, who previously held dual posts at NHC and NHI. Charlotte A. Swafford, senior vice president and treasurer of NHC and NHI, and Donald K. Daniel, senior vice president and controller of NHC and NHI will discontinue serving in those capacities at NHI effective on or before December 31, 2006. However, both will continue as valued officers at NHC. In addition, Kenneth D. DenBesten, senior vice president of finance at both companies, will continue his position with NHI and resign his post at NHC on or about December 31, 2006.

A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

Date: March 14, 2006

Exhibit Index

Number	Exhibit
99	Press release, dated March 13, 2006